Exhibit 10(d)-5

Ethan Allen Interiors Inc. has claimed confidential treatment of portions of this document in accordance with rule 24-B under the securities exchange act of 1934

FIFTH AMENDMENT TO

SECOND AMENDED AND RESTATED PRIVATE LABEL CONSUMER

CREDIT CARD PROGRAM AGREEMENT

This Fifth Amendment to Second Amended and Restated Private Label Consumer Credit Card Program Agreement (the “Fifth Amendment”), effective as of July 1, 2015 (“Amendment”), amends that certain Second Amendment and Restated Private Label Consumer Credit Card Program Agreement dated as of July 23, 2007 (as amended, modified, and supplemented from time to time, the “Agreement”), by and between Ethan Allen Global, Inc., a Delaware corporation (“Ethan Allen Global”) and Ethan Allen Retail, Inc., a Delaware corporation (“Ethan Allen Retail”, and together with Ethan Allen Global, “Retailer”), and Synchrony Bank (“Bank”). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

WHEREAS, Bank and Retailer wish to amend the Agreement as set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I. amendmentS to the agreement

1.1     References to GE Capital Retail Bank. Every reference in the Agreement to “GE Capital Retail Bank” is hereby replaced with “Synchrony Bank”.

1.2     Amendment to Section 4.3. The following is added to the end of Section 4.3: Retailer acknowledges that Bank may, without notice, or consent from Retailer, solicit Cardholders for deposit products.”

1.3     Amendment to Definitions. The following definitions in Appendix A of the Agreement are hereby amended and replaced in their entirety:

“Applicable Laws” means all federal, state and local statutes, codes, ordinances, regulations, laws (including laws relating to fair lending and unfair, deceptive or abusive acts or practices), published regulatory guidelines and regulatory interpretations, judicial or administrative orders and interpretations, and regulatory guidance provided to Bank (including regulations and regulatory guidance pertaining to bank safety and soundness), orders or directives and examination report comments.

“Level 1 Collateral Event” means Ethan Allen Interior Inc.’s failure to maintain, as of the end of each fiscal quarter of Ethan Allen Interiors Inc., (i) Tangible Net Worth of at least * or (ii) Working Capital of at least * .

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

“Level 2 Collateral Event” means Ethan Allen Interior Inc.’s failure to maintain, as of the end of each fiscal quarter of Ethan Allen Interiors Inc., (i) Tangible Net Worth of at least * or (ii) Working Capital of at least * .

“Remediation Period” means a two (2) successive full calendar quarter period beginning after the occurrence of either a Level 1 Collateral Event or a Level 2 Collateral Event throughout which Ethan Allen Interior Inc.’s (i) Tangible Net Worth exceeds * and (ii) Working Capital exceeds * . Notwithstanding the foregoing, the parties may mutually agree that a Remediation Period has been completed.

II. GENERAL

2.1     Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.

2.2     Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. In the case of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.3     Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.4     Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this amendment and the consummation of the transactions contemplated hereby and thereby.

2.5     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

2.6     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

IN WITNESS WHEREOF, Bank and Retailer have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

RETAILER: ETHAN ALLEN GLOBAL, INC. By: _______________________ Name: _______________________ Title: _______________________	BANK: SYNCHRONY BANK By: _______________________ Name: _______________________ Title: _______________________
ETHAN ALLEN RETAIL, INC. By: _______________________ Name: _______________________ Title: _______________________

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION